Exhibit 10.1
LICENSE AGREEMENT
This LICENSE AGREEMENT supersedes the license agreement having an effective date of the 24th day of January, 2007 (the “FIRST EFFECTIVE DATE”), between BIOLASE TECHNOLOGY, Inc. (hereinafter along with its AFFILIATES, referred to as “BIOLASE”), located at 4 Cromwell, Irvine, California 92618 and The Procter & Gamble Company (hereinafter along with its AFFILIATES, referred to as “P&G”) located at One Procter & Gamble Plaza, Cincinnati, Ohio 45202. The license agreement having the FIRST EFFECTIVE DATE is referred to hereafter as “PREVIOUS AGREEMENT” and this LICENSE AGREEMENT is referred to hereafter as “SECOND AGREEMENT”. P&G and BIOLASE may each be referred to as a “PARTY” and collectively as the “PARTIES”. The SECOND AGREEMENT shall supersede the PREVIOUS AGREEMENT.
Whereas, P&G is engaged in the business of developing, manufacturing, marketing, distributing, selling and supporting a range of consumer products;
Whereas, BIOLASE is the owner or has certain rights in certain patents and technology as is more particularly set out in Exhibit A; and further, as is more particularly set out in Exhibit C;
Whereas, P&G and BIOLASE entered into a Letter Agreement (the “LETTER”) dated June 28th, 2006 setting forth the general terms and conditions for the PREVIOUS AGREEMENT;
Whereas, P&G wishes to obtain, and BIOLASE is willing to grant to P&G, an exclusive license to the BIOLASE IP (as defined in Section 1.2) and BIOLASE TECHNOLOGY (as defined in Section 1.5) according to the terms and conditions of the SECOND AGREEMENT;
Whereas, BIOLASE will retain certain rights to the BIOLASE PATENTS and BIOLASE TECHNOLOGY according to the terms and conditions of the SECOND AGREEMENT;
Whereas, P&G is the owner or has certain rights in certain patents and technology as is more particularly set out in Exhibit F;
Whereas, BIOLASE wishes to obtain, and P&G is willing to grant to BIOLASE, an exclusive license to the P&G IP (defined in section 1.14) according to the terms and conditions of this SECOND AGREEMENT;
Whereas P&G will retain certain rights to the P&G IP according to the terms and conditions of this SECOND AGREEMENT; and
Whereas the PARTIES mutually agree to terminate the PREVIOUS AGREEMENT subject to the surviving provisions thereof.

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Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Now, therefore, in consideration of the foregoing and other mutual promises hereinafter set forth and for other good and valuable consideration, the PARTIES hereto agree as follows:
1.	DEFINITIONS
1.1
“AFFILIATE” means any corporation, limited liability company or other legal entity which directly or indirectly controls, is controlled by, or is under common control with P&G or BIOLASE, including any successor or assign of such an entity. “CONTROL”, with respect to an AFFILIATE, shall mean the direct or indirect ownership of at least fifty percent (50%) of (i) the income, (ii) the outstanding shares on a fully diluted basis or other voting rights of the subject entity to elect directors, or if not meeting the preceding, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists, or (iii) such other arrangement as constitutes the direct or indirect ability to direct the management, affairs or actions of such entity.

1.2
“BIOLASE INTELLECTUAL PROPERTY” (BIOLASE IP) means all present and future: inventions, whether or not patentable; BIOLASE PATENTS; copyrights; trade secrets; and any other rights or information or materials within the P&G FIELDS OF USE, whether confidential or not, owned by BIOLASE or in which BIOLASE has a transferable or LICENSABLE INTEREST.

1.3
“BIOLASE PATENTS” means those present and future patents and patent applications within the P&G FIELDS OF USE or within the BIOLASE TECHNOLOGY or the BIOLASE RETAINED FIELD to the extent permitted under Section 2.4 of this AGREEMENT, including but not limited to: i) the patents listed in Exhibits A and C, and any parent applications, continuations, continuations-in-part, divisionals, re-exams, reissues thereof, ii) any subsequent patents or patent applications having applicability in the P&G FIELDS OF USE in which BIOLASE has ownership or has a transferable or LICENSABLE INTEREST, and iii) any foreign equivalents of the foregoing

1.4
“BIOLASE RETAINED FIELD” means any and all fields of use and products which are (a) currently, meaning as of the EFFECTIVE DATE, marketed by BIOLASE; and (b) other fields of use and products intended to be used primarily in ****. BIOLASE shall also retain all rights to the BIOLASE IP and BIOLASE TECHNOLOGY that are outside the P&G FIELDS OF USE. BIOLASE shall also retain all rights to products that revert to BIOLASE as provided herein.

The BIOLASE RETAINED FIELD also includes any and all fields of use which are primarily administered by ****.
The BIOLASE RETAINED FIELD also includes products, methods, applications and services directly or indirectly using ****.
The BIOLASE RETAINED FIELD is applicable to products and methods ****. For the avoidance of doubt, products, methods, applications and services within the PRIMARY P&G FIELD OF USE that relate to “(ii)”, “(iii)”, “(iv)”, “(v)”, “(vi)”, and “(vii)” herein are not part of the BIOLASE RETAINED FIELD and are specifically included in the PRIMARY P&G FIELD OF USE.

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Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

For the avoidance of doubt, the BIOLASE RETAINED FIELD includes the Waterlase, the Waterlase MD, the DioLase Plus, the LaserSmile, the Oculase, all related consumables, accessories and related products, methods and all future generations and product line extensions of the aforementioned products.
The BIOLASE RETAINED FIELD specifically excludes the PRIMARY P&G FIELD OF USE, as defined below and specifically excludes BIOLASE PRODUCT as defined below.
1.5
“BIOLASE TECHNOLOGY” means any present or future information or materials, whether confidential or not, in the possession of BIOLASE, including know-how, developments, concepts, technical knowledge, expertise, skill, practice, analytical methodology, clinical data, manufacturing knowledge, drawings, specifications, processes, techniques, samples, specimens, prototypes, designs, research and development results, safety and efficacy data, and other technical and scientific information reasonably useful or helpful to P&G for the development and marketing of product(s) within the P&G FIELDS OF USE.

1.6
“IMPROVEMENTS” shall mean any and all technology or intellectual property rights in and to any update, modification, customization, translation, upgrade, improvement, enhancement and/or derivative work whether or not developed under a JDA or SERVICES agreement between the PARTIES.

1.7
“LICENSABLE INTEREST” shall mean any licensable interest, whether or not royalty-bearing, that exists prior to the EFFECTIVE DATE, or that is licensed by BIOLASE from any third party after the EFFECTIVE DATE.

1.8
“NET OUTSIDE SALES” (NOS) means gross sales to customers (i.e., list price multiplied by total units shipped) less all insurance, duties and sales or value added tax actually paid and less all consumer and trade discounts and allowances, including, without limitation, quantity discounts, returns, listing fees, free goods, contests and offers, cash discounts and all other payments to consumers and trade. All deductions to sales will be specific to sales activity for the product.

1.9
“P&G PRODUCT” shall mean any method, system, product, device or machine (or component thereof), accessory, consumable, composition, compound, ingredient, application, formulation, material, or combinations thereof in the P&G FIELDS OF USE, or within the BIOLASE RETAINED FIELD to the extent permitted under Section 2.4 of this SECOND AGREEMENT, and which, but for the right and license granted herein, would infringe or cause the inducement of an infringement or contribute to or induce the infringement of one or more valid and enforceable claims of one or more BIOLASE PATENTS irrespective of the country of grant or pendency; and/or uses any or all of BIOLASE IP.

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Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

For the avoidance of doubt, any accessory, component, consumable, or **** composition that would contribute to or induce the infringement of one or more valid and enforceable claims of a BIOLASE PATENT shall be considered a P&G PRODUCT hereunder. For example, if a valid and enforceable granted BIOLASE PATENT claim reads upon the combination of ****, both **** are P&G PRODUCTS hereunder to the extent the **** induces or contributes to the infringement of the granted, valid and enforceable BIOLASE PATENT claim. For example, if a valid and enforceable granted BIOLASE PATENT claim reads upon ****, both are P&G PRODUCTS hereunder.
However, if the valid and enforceable granted BIOLASE PATENT claim reads upon the ****, then **** is not a P&G PRODUCT. Further, if **** may be sold or used with **** is still not a P&G PRODUCT. For example, if the valid and enforceable granted BIOLASE PATENT claim reads upon ****, then **** is not a P&G PRODUCT. Further, if **** may be sold or used with the ****, the **** is still not a P&G PRODUCT.
1.10
“P&G FIELDS OF USE” means, being applicable to ****, including the PRIMARY P&G FIELD OF USE, and applications relating to or associated with ****. The P&G FIELDS OF USE excludes the BIOLASE RETAINED FIELD. The P&G FIELDS OF USE also excludes the ****, unless P&G exercises its option to add the ****to the PRIMARY P&G FIELD OF USE.

1.11	“PRIMARY P&G FIELD OF USE” means ****. The PRIMARY P&G FIELD OF USE specifically excludes the BIOLASE RETAINED FIELD.
1.12
“QUARTER” means any one of the following four (4) time periods within a calendar year: i) January, February, and March (“JFM”); ii) April, May, and June (“AMJ”); iii) July, August and September (“JAS”); and iv) October, November, and December (“OND”).

1.13	“BIOLASE FIELD OF USE” means ****.
1.14	“P&G INTELLECTUAL PROPERTY” (P&G IP) means P&G PATENTS; trade secrets; clinical results; know how relevant to **** which is owned by P&G and available to license to BIOLASE.
1.15
“P&G PATENTS” means (1) those patents and patent applications listed in Exhibit F, (2) any continuations, continuations-in-part, divisionals, re-exams, reissues thereof, and (3) any foreign equivalents of the foregoing.

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Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.16	“P&G RETAINED FIELD” means any and all ****. P&G will also retain all rights to P&G IP outside the BIOLASE FIELD OF USE.
1.17
“BIOLASE PRODUCT” shall mean any method; system; product; device; machine (or component thereof); accessory; consumable; composition (e.g. rinse, dentifrice); compound; ingredient; application; formulation; material; or combinations thereof in the BIOLASE FIELD OF USE, and which, but for the right and license granted herein, would infringe or cause the inducement of an infringement or contribute to the infringement of one or more valid and enforceable claims of one or more P&G PATENTS irrespective of the country of grant or pendency; and/or uses any or all of P&G IP. For avoidance of doubt, BIOLASE PRODUCT shall include the following: ****. For the avoidance of doubt, ****.

1.18	“PREVIOUS AGREEMENT” means the AGREEMENT entered into between the PARTIES having an effective date of January 24, 2007.
1.19	“FIRST EFFECTIVE DATE” means the effective date of the PREVIOUS AGREEMENT, i.e. January 24, 2007.
1.20	“PREVIOUSLY PAID QUARTERLY PAYMENTS” means the **** ($****) by P&G to BIOLASE per section 4.1 of the PREVIOUS AGREEMENT.
1.21
“LARGE SCALE COMMERCIAL DISTRIBUTION” means distribution of a P&G PRODUCT or a BIOLASE PRODUCT that is offered for sale on a scale relatively consistent to other new products launched by the respective company.

2.	LICENSE GRANTS
2.1
License Grant to P&G. BIOLASE hereby grants to P&G an exclusive (even as to BIOLASE), worldwide, transferable, right and license under all BIOLASE IP and BIOLASE TECHNOLOGY within the P&G FIELDS OF USE, with rights to sub-license, to make and have made, use, import, export, sell, have sold, and offer for sale P&G PRODUCTS anywhere in the world.

2.2
Conversion to Non-Exclusive License. P&G may, in its sole discretion, convert, at **** from the FIRST EFFECTIVE DATE of the PREVIOUS AGREEMENT, its exclusive license(s) under this SECOND AGREEMENT to non-exclusive license(s).

2.2.1
In the event the exclusive license is converted to a non-exclusive license under any of the provisions of this SECOND AGREEMENT, the royalty rates shall remain as agreed to herein (at ****). However, if BIOLASE enters into a nonexclusive license with a third party at more favorable terms than that granted to P&G, BIOLASE will offer the same terms to P&G, which P&G may accept at its sole discretion. For example, if BIOLASE grants a third party rights at a lower royalty rate than that applicable to P&G, P&G will be offered the opportunity to convert its royalty rate to the lower royalty rate granted to such third party, with such lower rate to take effect upon execution of such third party agreement.

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Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.2.2
P&G’s option to take exclusive control of prosecution and litigation of BIOLASE PATENTS under 6.1 and 7.3-7.7 will terminate in the event that the exclusive license is converted to a non-exclusive license.

2.2.3
Should the license from BIOLASE to P&G revert to a non-exclusive license, BIOLASE will notify P&G in writing of the commencement of any third party discussions and/or negotiations regarding BIOLASE IP. Upon receipt of notification from BIOLASE, P&G will have **** to resume exclusivity payments as described in section 4.2.1. If P&G resumes payments as described in section 4.2.1, then the license from BIOLASE to P&G of BIOLASE IP will revert from non-exclusive to an exclusive license.

2.3
P&G hereby grants to BIOLASE an exclusive (even as to P&G), worldwide, non-transferable, revocable, right and license under P&G IP within the BIOLASE FIELD OF USE, with rights to make and have made, use, import, export, sell, and offer for sale BIOLASE PRODUCTS anywhere in the world.

2.4
Unless otherwise agreed to in writing between the PARTIES, if, three years have lapsed from the EFFECTIVE DATE of this SECOND AGREEMENT, and BIOLASE has not implemented a LARGE SCALE COMMERCIAL DISTRIBUTION of a BIOLASE PRODUCT, then the exclusive license to P&G IP will revert to a non-exclusive license.

2.5
No Other Licenses Granted to BIOLASE. The licenses granted BIOLASE under this SECOND AGREEMENT are limited to those specifically set forth in Section 2.3. Nothing in this SECOND AGREEMENT will be construed to grant BIOLASE any rights or licenses to any other patent, technical information, know-how, or other intellectual property of P&G. All rights not specifically granted to BIOLASE are reserved by P&G.

2.6
No Other Licenses Granted to P&G. The licenses granted P&G under this SECOND AGREEMENT are limited to those specifically set forth in Section 2.1. Nothing in this SECOND AGREEMENT will be construed to grant P&G any rights or licenses to any other patent, technical information, know-how, or other intellectual property of BIOLASE. All rights not specifically granted to P&G are reserved by BIOLASE.

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Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.	TECHNOLOGY TRANSFER
3.1
Licensed BIOLASE TECHNOLOGY and BIOLASE IP Related to the PRIMARY P&G FIELD OF USE. Upon reasonable written (including electronically) request by P&G, BIOLASE will share or transfer to P&G, relevant aspects of the BIOLASE TECHNOLOGY and BIOLASE IP licensed to P&G in the PRIMARY P&G FIELD OF USE, including, the patent applications for the BIOLASE PATENTS in Exhibit A and related patent prosecution information, including conception and reduction to practice information, and will reasonably make available to P&G for consultation those BIOLASE employees with substantive knowledge regarding the application of BIOLASE TECHNOLOGY and BIOLASE IP in the PRIMARY P&G FIELD OF USE; provided, however, that BIOLASE will not be required to provide more than **** of such consultation time per quarter to P&G and no more than **** in four **** consecutive calendar quarters. P&G and BIOLASE will appoint technical and patent liaisons who will serve as designated points of contact to develop and coordinate a timely process that is not overly burdensome for BIOLASE to effectuate said sharing of BIOLASE TECHNOLOGY and BIOLASE IP in the event P&G provides BIOLASE with a reasonable written request hereunder.

3.1.1
In the event that such consultation leads P&G to determine that direct involvement of BIOLASE employees and R&D resources will be beneficial to the development of products using the BIOLASE TECHNOLOGY, P&G and BIOLASE may also enter into a joint development agreement (“JDA”), or other agreement, pursuant to which BIOLASE will provide P&G with the specified testing, research, development, prototyping, production, manufacturing services or other assistance requested by P&G, to test, develop, produce and manufacture prototype P&G PRODUCTS and such other products using the BIOLASE TECHNOLOGY as P&G may request (“SERVICES”).

As applicable, the PARTIES will meet at least annually to review progress on specific development projects within the P&G FIELDS OF USE.
3.2
Licensed BIOLASE TECHNOLOGY and BIOLASE IP in P&G FIELDS OF USE (excluding the PRIMARY P&G FIELD OF USE). Upon reasonable written request from P&G, BIOLASE will share the information reasonably necessary for P&G to determine whether P&G has an interest in developing and commercializing a BIOLASE TECHNOLOGY or BIOLASE IP within the P&G FIELDS OF USE (excluding the PRIMARY P&G FIELD OF USE). Should P&G have an interest in evaluating or commercializing BIOLASE TECHNOLOGY or BIOLASE IP disclosed under this Section 3.2, BIOLASE shall disclose information to P&G which is reasonably related to P&G’s interest (including development and manufacturing information), within a commercially reasonable period of time of P&G’s request to BIOLASE.

3.3
Licensed P&G IP in the BIOLASE FIELD OF USE. P&G shall share or transfer to BIOLASE, relevant aspects of the P&G IP licensed to BIOLASE in the BIOLASE FIELD OF USE. P&G will reasonably make available to BIOLASE not more than **** with substantive knowledge regarding the application of P&G IP in the BIOLASE FIELD OF USE. P&G will provide the information in a one time workshop format which will be at least one day but not more than **** and will not be more than **** in total. Said one time workshop will occur within **** of the SIGNING DATE of this SECOND AGREEMENT. P&G and BIOLASE agree to negotiate in good faith a request made by BIOLASE to P&G for additional transferring or sharing related to this section 3.3. For the purposes of clarity P&G is not obligated to provide the requested additional assistance and may ultimately refuse to provide such additional assistance.

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Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.	PAYMENTS
4.1	Milestone Payments for First P&G Product and Second P&G Product
4.1.1
First Product Shipment Payment. P&G shall pay BIOLASE a product launch milestone payment in the amount of **** ($****) on the terms and subject to the conditions set forth here below (the “FIRST PRODUCT SHIPMENT PAYMENT”).

4.1.1.1	The FIRST PRODUCT SHIPMENT PAYMENT shall be due ****.
4.1.1.2
Payments made under this Section 4.1.1 are non-refundable except as otherwise provided herein. For the sake of clarity, BIOLASE will be entitled to only one FIRST PRODUCT SHIPMENT PAYMENT and under no circumstance will there be another FIRST PRODUCT SHIPMENT PAYMENT.

4.1.2.
Second Product Shipment Payment. P&G shall pay BIOLASE a second product launch milestone payment in the amount of **** ($****) on the terms and subject to the conditions set forth here below (the “SECOND PRODUCT SHIPMENT PAYMENT”).

4.1.2.1	The SECOND PRODUCT SHIPMENT PAYMENT shall be due ****.

4.1.2.2
The SECOND PRODUCT SHIPMENT PAYMENT will be treated as prepaid royalties to be deducted from any subsequent ROYALTY PAYMENTS owed under this SECOND AGREEMENT. The second P&G PRODUCT will not include cosmetic changes or minor improvements (refreshes) which do not fundamentally change the benefit delivered by the first P&G PRODUCT. The second P&G PRODUCT is one that is largely unique and different from the first P&G PRODUCT. For the avoidance of doubt, some non-limiting examples of a P&G PRODUCT that does not differ significantly from the first P&G PRODUCT are P&G PRODUCTS that incorporate only packaging changes; artwork changes; bonus packs; marketing promotions; changes to the size, color or shape of the P&G PRODUCT; the addition or elimination of minor excipients, and combinations thereof. Payments made under this Section 4.1.2 are non-refundable except as otherwise provided herein. For the sake of clarity, BIOLASE shall be entitled to only one SECOND PRODUCT SHIPMENT PAYMENT and under no circumstance will there be another SECOND PRODUCT SHIPMENT PAYMENT. For the sake of clarity and to serve as an example, if a first P&G PRODUCT ****. Further, if a first P&G PRODUCT ****.

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Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.1.3.	For the sake of clarity, in no circumstance will there be a third product shipment payment.
4.2	Quarterly Payments: P&G will allow BIOLASE to remove a sum of **** ($****) per QUARTER, hereafter “P&G QUARTERLY PAYMENTS” from the PREVIOUSLY PAID QUARTERLY PAYMENTS.
4.2.1
Upon the conclusion of **** after the EFFECTIVE DATE of this SECOND AGREEMENT, the exclusive license granted to P&G by BIOLASE under section 2.1 shall revert to a non-exclusive license unless P&G pays to BIOLASE a QUARTERLY payment of **** ($****).

4.2.2.
Because the EFFECTIVE DATE of this SECOND AGREEMENT is retroactive to January 1, 2009, BIOLASE will have the option to remove **** P&G QUARTERLY PAYMENTS from the PREVIOUSLY PAID QUARTERLY PAYMENTS within **** of this SECOND AGREEMENT. Again for clarity, the P&G QUARTERLY PAYMENTS shall be deducted from the prepaid royalties of the PREVIOUSLY PAID QUARTERLY PAYMENTS made by P&G to BIOLASE.

4.3
In consideration for the license to P&G IP, BIOLASE will make royalty payments (the “BIOLASE ROYALTY PAYMENTS”) to P&G based on **** of BIOLASE PRODUCTS. The BIOLASE ROYALTY PAYMENTS shall be equal to ****.

4.4	Royalty Payments on Product Sales
4.4.1	A PARTY will make royalty payments (the “ROYALTY PAYMENTS”) to the other PARTY based on ****of such P&G PRODUCTS or BIOLASE PRODUCTS. The ROYALTY PAYMENT shall be equal to the ****.
4.4.2
The royalty rate shall be **** if the P&G PRODUCT is in a **** product category where P&G currently markets products **** (see D for a non-exhaustive list). For the avoidance of doubt, a **** shall be considered a product category where **** and shall be only subject to a **** royalty in the event a royalty is applicable. The royalty rate shall be **** if the P&G PRODUCT is in a product category where ****. The **** shall not trigger a **** royalty. Further, using **** will not trigger a **** royalty. For the avoidance of doubt, ****, then a ****or **** that **** would be considered a product in a category where ****.

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Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.4.3	The royalty rate shall be **** for BIOLASE PRODUCTS.
4.4.4
The amount of ROYALTY PAYMENTS due shall be calculated on a **** basis from the date of **** of P&G PRODUCT or BIOLASE PRODUCT in such country. ROYALTY PAYMENTS will only be due for sales in those countries where (1) commercial sale of a P&G PRODUCT (as defined in Section 1.9) is covered by one or more **** claims; or (2) commercial sale of a BIOLASE PRODUCT (as defined in Section 1.17) occurs. ROYALTY PAYMENTS will be paid on a QUARTERLY basis and will be due on the **** of the subject QUARTER. A PARTY may elect to combine ROYALTY PAYMENTS into a single payment mechanism (e.g., a single wire transfer).

4.4.5	If a P&G PRODUCT is launched after the expiration of **** from the EFFECTIVE DATE of this SECOND AGREEMENT, **** will be applied as pre-paid royalties from the PREVIOUSLY PAID QUARTERLY PAYMENTS.
4.4.6
If a P&G PRODUCT is launched before the expiration of **** from the EFFECTIVE DATE of this SECOND AGREEMENT, the amount of money remaining in the PREVIOUSLY PAID QUARTERLY PAYMENTS to be applied as pre-paid royalties will be ****.

4.5	P&G Sublicenses to Third Parties
4.5.1
Sublicenses Comprising Only BIOLASE PATENTS. To the extent that P&G would have owed ROYALTY PAYMENTS for a P&G PRODUCT under this SECOND AGREEMENT, sub-licenses (comprising only BIOLASE PATENTS) from P&G to third parties will bear the same royalty rate as if P&G had made the sale. Thus, P&G agrees that the net effect of the sub-license (comprising only BIOLASE PATENTS) to third parties will not deprive BIOLASE of ROYALTY PAYMENTS.

4.5.2
Sublicenses Comprising BIOLASE PATENTS and P&G Intellectual Property. In the event P&G enters any agreement with a third party that includes P&G intellectual property and a grant under BIOLASE PATENTS as part of that agreement, wherein said grant to such third party to sell products under BIOLASE PATENTS and said sale would have been subject to ROYALTY PAYMENTS by P&G to BIOLASE if P&G were selling such products, P&G and BIOLASE will mutually agree to ****, and P&G will pay **** to BIOLASE. For example, if P&G elected to license a third party rights under both BIOLASE PATENTS and P&G intellectual property, and **** obligated the third party to pay P&G **** to maintain such license then BIOLASE would receive a ****.

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Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.5.2.1
The ****under this Section 4.5.2.1 will be ****. It is foreseeable that BIOLASE, only as applicable to this Section 4.5.2.1 may receive **** compensation, according to ****, for BIOLASE PATENTS than they otherwise would have under this SECOND AGREEMENT. In no event, however, will the **** owed to BIOLASE exceed the equivalent of a ****ROYALTY PAYMENT, as would otherwise be applicable under this SECOND AGREEMENT.

4.6	BIOLASE’s right to have made
4.6.1	If BIOLASE requires the use of a third party(ies) to have BIOLASE PRODUCTS made, BIOLASE will establish a confidentiality agreement with the third party(ies).
4.6.1.1
The confidentiality agreement of section 4.6.1 will be at least as restrictive as the confidentiality requirements of this SECOND AGREEMENT, including the obligation of confidentiality beyond the termination of this SECOND AGREEMENT and/or the confidentiality agreement of section 4.6.1; and

4.6.1.2	said confidentiality agreement will explicitly name P&G as an intended third-party beneficiary with all legal rights associated thereto to enforce said confidentiality agreement.
4.7
A PARTY will deliver to the other PARTY a written report of all NOS of P&G PRODUCTS or BIOLASE PRODUCTS by country, in all countries where royalty payments are due on P&G PRODUCTS or BIOLASE PRODUCTS sold, the applicable royalty rate, the amount of earned royalty, and the calculation of the ROYALTY PAYMENT due to the P&G or BIOLASE after deduction of the current total amount of payments hereunder that ****. Said royalty report will be delivered by P&G or BIOLASE within **** of the last day of the QUARTER in which they are earned.

4.8
P&G and BIOLASE will keep accurate and complete records for P&G PRODUCTS or BIOLASE PRODUCTS marketed pursuant to this SECOND AGREEMENT of: (i) its calculation of NOS for P&G PRODUCTS or BIOLASE PRODUCTS (as defined herein); and (ii) all royalties paid and payable hereunder (hereinafter such reports will collectively be referred to as “SALES AND ROYALTY RECORDS”). Such SALES AND ROYALTY RECORDS will be kept with sufficient detail to enable an independent auditor to verify such figures and to calculate NOS and total royalties paid and payable hereunder and will be retained for the TERM and for at least **** subsequent to expiration of the TERM or termination.

4.9
All payments due to P&G or BIOLASE under this Article will be made in U.S. Dollars via wire transfer to an account designated by P&G or BIOLASE. The sending PARTY will notify the receiving PARTY as indicated below prior to sending any such wire transfers.

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Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.10
Any SALES AND ROYALTY RECORD(S) and notification of any wire transfer(s) by P&G will be delivered to: BIOLASE TECHNOLOGY, Inc., 4 Cromwell, Irvine CA 92618, attention Richard Harrison, Chief Financial Officer and Secretary, or to his designee or successor.

4.11
Any SALES AND ROYALTY RECORD(S) and notification of any wire transfer(s) by BIOLASE will be delivered to: The Procter and Gamble Company, One Procter & Gamble Plaza, Cincinnati, Ohio 45202, attention Meg McCann.

4.12
At any time prior to the expiration of **** following the end of any calendar year, a PARTY will have the right to audit the other PARTY’s SALES AND ROYALTY RECORDS relative to this SECOND AGREEMENT, said auditor being independent, having no past relationship with either PARTY. The purpose of such audit will be to verify the calculation of gross sales for such year, NOS for such year and the royalties paid and payable hereunder for such year. A PARTY will provide at least **** advance written notice before each such audit. The audited PARTY will cooperate in such audit by allowing the other PARTY access (during audited PARTY’s normal business hours at the locations where such SALES AND ROYALTY RECORDS are kept) solely to the audited PARTY’s SALES AND ROYALTY RECORDS. Upon request by audited PARTY, the auditor may be required, as a condition of being granted access to PARTY’s SALES AND ROYALTY RECORDS hereunder, to agree to maintain any information reviewed (including, but not limited to the AUDITOR’S REPORTS (defined in Section 4.13) submitted to the PARTIES pursuant to 4.13 below) in confidence. Notwithstanding anything herein to the contrary, a PARTY may only cause an audit once in any calendar year and only once with respect to each calendar year.

4.13
At the conclusion of the auditor’s audit pursuant to Section 4.12 above, the auditor will submit a written report (herein “AUDITOR’S REPORT”) to the PARTIES setting forth the auditor’s findings with respect to the correct gross sales, NOS and total royalties paid and payable for the quarter(s) in question. If the AUDITOR’S REPORT results in findings as to gross sales, NOS or royalties which are different from those originally reported or paid by the audited PARTY, then the AUDITOR’S REPORT will include a reconciliation of the original figures with those found to be correct by the auditor and the source of such difference(s). The AUDITOR’S REPORT and its content will be treated as confidential pursuant to Section 12. If there is no challenge to the AUDITOR’S REPORT within **** after receipt of the report by the audited PARTY, and the AUDITOR’S REPORT shows an underpayment of royalties, then the audited PARTY will pay to the other PARTY within **** of expiration of the thirty day challenge period an amount sufficient to remedy the amount of any under reporting or underpayment of royalties found by the auditor plus interest calculated at the then current prime rate from the date such payment is due. If the AUDITOR’S REPORT shows an overpayment of royalties, such overpayment will be creditable against any future royalties payable in subsequent royalty periods. The cost and expense of any audit conducted hereunder will be borne by the PARTY requesting the audit unless the AUDITOR’S REPORT finds an error in requesting PARTY’s favor of at least **** of the royalties originally paid by the audited PARTY, in which case the audited PARTY will bear such cost and expense, subject to the outcome of the audit dispute resolution process specified in following section.

****
Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.14
The PARTIES agree to work together with the auditor in good faith to resolve any disputes arising out of or relating to the numbers verified and the results reported in an AUDITOR’S REPORT in a timely, professional and non-adversarial manner. If the PARTIES and the auditor cannot so resolve a dispute, then either PARTY may submit such dispute for binding arbitration (hereinafter referred to as “ROYALTY ARBITRATION”) to a panel of three (3) arbitrators. Such ROYALTY ARBITRATION will be conducted in Cincinnati, Ohio, if brought by BIOLASE and in Irvine, California if brought by P&G. The arbitrators will be selected and the arbitration will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association except that the only issue for arbitration in the ROYALTY ARBITRATION will be the accuracy of the reporting and calculation of the values for gross sales, NOS, and royalties paid and payable hereunder. The arbitrators will not have power to add to, subtract from or modify any of the terms or conditions of this SECOND AGREEMENT. Any award rendered in such arbitration may be enforced by either PARTY in the courts of the State of New York, to whose jurisdiction each PARTY hereby irrevocably consents and submits for such purpose. Each PARTY will bear its own expense associated with the ROYALTY ARBITRATION. The losing party will bear the cost of the arbitration itself and will also be required to pay the other party’s attorneys’ fees associated with the ROYALTY ARBITRATION. In the event that the outcome of the arbitration is such that there is not a clear losing party, then the PARTIES agree to share the costs for the arbitration in a manner consistent with the decision of the arbitrators.

4.15
Withholding by P&G. If a law or regulation of any country in which P&G PRODUCTS are sold requires withholding of taxes of any type, levies or other charges with respect to any amounts payable hereunder to BIOLASE, P&G will promptly pay such tax, levy or charge for and on behalf of BIOLASE to the proper governmental authority, and will promptly furnish BIOLASE with receipt of such payment. P&G will have the right to deduct any such tax, levy or charge actually paid from payment due BIOLASE or be promptly reimbursed by BIOLASE if no further payments are due BIOLASE. P&G agrees to assist BIOLASE in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and will use reasonable efforts to minimize the amount required to be so withheld or deducted.

****
Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.16
Withholding by BIOLASE. If a law or regulation of any country in which BIOLASE PRODUCTS are sold requires withholding of taxes of any type, levies or other charges with respect to any amounts payable hereunder to P&G, BIOLASE will promptly pay such tax, levy or charge for and on behalf of P&G to the proper governmental authority, and will promptly furnish P&G with receipt of such payment. BIOLASE will have the right to deduct any such tax, levy or charge actually paid from payment due P&G or be promptly reimbursed by P&G if no further payments are due P&G. BIOLASE agrees to assist P&G in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and will use reasonable efforts to minimize the amount required to be so withheld or deducted.

4.17
Payment Due Dates. Any payment due under this SECOND AGREEMENT will be paid within **** of its due date. In the event the payor does not make the payment in full by the **** after the due date, the payee will be entitled to interest in the amount of **** on any unpaid amount, from **** following the due date until such time as the payor pays the payee the amount owed.

4.18
No more than **** after the launch of a BIOLASE PRODUCT, BIOLASE will provide to P&G consumer learnings, understandings, consumer feedback, sales data, and the like. BIOLASE and P&G may, but are not required to, work on said consumer learnings, understanding, consumer feedback, sales data, and the like jointly and again at ****.

5.	INTELLECTUAL PROPERTY OWNERSHIP
5.1
Background Intellectual Property. All IP developed, conceived or reduced to practice prior to the EFFECTIVE DATE of this SECOND AGREEMENT will continue to be owned by the respective PARTY that developed, conceived or reduced it to practice.

5.2	Ownership by P&G. P&G will continue to own P&G IP, and, except as set forth herein in section 2.3, no other rights or licenses to the P&G IP will be granted to BIOLASE.
5.3
All IMPROVEMENTS made solely by P&G (P&G IMPROVEMENTS) will be owned and retained by P&G, including IMPROVEMENTS to BIOLASE TECHNOLOGY invented or developed solely by P&G. Further, IMPROVEMENTS made solely by P&G, including patent applications comprising only such IMPROVEMENTS, are not subject to this SECOND AGREEMENT.

5.4
Ownership by BIOLASE. BIOLASE will continue to own BIOLASE TECHNOLOGY and BIOLASE IP and, except as set forth herein, no other rights or licenses to the BIOLASE TECHNOLOGY or BIOLASE IP will be granted to P&G, and BIOLASE will own any IMPROVEMENTS that BIOLASE solely develops (BIOLASE IMPROVEMENTS), conceives or reduces to practice. Where the BIOLASE IMPROVEMENTS are to the BIOLASE PATENTS, such BIOLASE IMPROVEMENTS will be licensed to P&G in accordance with the terms of this SECOND AGREEMENT.

****
Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.5	Joint Ownership. The PARTIES will jointly own any IP that is jointly conceived under this SECOND AGREEMENT.
5.6
Pursuant to Section 3.1.1 above, the PARTIES may agree to enter into a JDA or SERVICES agreement. Terms and conditions for a JDA or SERVICES agreement will be agreed to at the time P&G and BIOLASE mutually agree to enter into such an arrangement.

6.	PREPARATION AND PROSECUTION OF PATENT APPLICATIONS AND PATENT COSTS
6.1
Licensed BIOLASE PATENTS of Exhibit A. From the FIRST EFFECTIVE DATE of the PREVIOUS AGREEMENT and written notification from P&G, P&G will have the right, but not the obligation, to take control of the BIOLASE PATENTS listed in Exhibit A and patent applications comprising BIOLASE IMPROVEMENTS in the PRIMARY P&G FIELD OF USE and P&G/BIOLASE joint IMPROVEMENTS in the PRIMARY P&G FIELD OF USE. P&G’s right to take control as discussed above in this Section 6.1 will mean to have sole responsibility and decision making authority for the preparation, filing (including the filing of continuations, continuations-in-part, divisionals, reissues, and reexaminations), prosecution, and maintenance of the BIOLASE PATENTS listed in Exhibit A. P&G will pay all costs and expenses associated with said control in the event and to the extent P&G exercises its right to take control of one or more BIOLASE PATENTS hereunder. BIOLASE will cooperate with P&G, including giving P&G power of attorney and changing the correspondence address to P&G’s address.

6.1.1
In the event that P&G takes control of a BIOLASE PATENT and decides not to prosecute or maintain said BIOLASE PATENT in any particular country (including the United States), BIOLASE may take back control of that patent or application in which event BIOLASE will be responsible for all costs and expenses associated with the said BIOLASE PATENT, including costs and expenses associated with the prosecution and maintenance of said patent.

6.1.1.1
In the event P&G elects not to prosecute or maintain a BIOLASE PATENT that P&G has taken control of, P&G will provide BIOLASE with at least **** advance written notice of such decision. P&G’s written notice will be done in a good faith manner which reasonably provides BIOLASE with at **** to continue with prosecution or maintenance of that BIOLASE PATENT. In the event that BIOLASE takes control of a BIOLASE PATENT under Sections 6.1.1, such change in control will have no effect on P&G’s payment obligations under Section 4 and said BIOLASE PATENT will continue to be licensed to P&G pursuant to the license grant of Section 2.

****
Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.1.1.2
P&G will only be responsible for the costs and expenses incurred from the time of control of a BIOLASE PATENT is taken by P&G to the sooner of (a) **** or (b) the **** from the time of notice to BIOLASE that P&G will not continue to prosecute or maintain particular BIOLASE PATENT(S).

6.1.2
It is P&G’s intention to achieve broad patent rights with the BIOLASE PATENTS it controls. It is further P&G’s intention to prosecute BIOLASE PATENTS in a way that protects P&G products. Both PARTIES realize that it is unforeseeable whether BIOLASE PATENTS may read upon future P&G products. BIOLASE may file divisionals, continuations and continuations-in-part in an attempt to issue claims which read on a product from the PRIMARY P&G FIELD OF USE. BIOLASE will have control and be responsible for all costs associated with any filings made by BIOLASE under this Section 6.1.2. Any filings made by BIOLASE under this Section 6.1.2 will be subject to the license granted to P&G under Section 2 of this AGREEMENT.

6.1.3
For the applications or patents which P&G controls or has taken control of under this SECOND AGREEMENT, P&G will notify BIOLASE of all written and oral communications to and from any patent office(s) (including, filings, official actions, responses to official actions, etc.) in the same manner outlined by Section 7.1.2 and BIOLASE will have the right to provide P&G with comments on matters relevant to all fields outside of the PRIMARY P&G FIELD OF USE and P&G will consider in good faith said BIOLASE comment(s) in the same manner outlined by Section 7.1.1.

6.1.4
Interferences, oppositions, and similar proceedings. For BIOLASE PATENTS controlled by P&G, P&G also may, in its sole discretion, elect to undertake or defend any interference, reexamination, opposition or similar procedure with respect to said BIOLASE PATENTS. P&G will be responsible for all costs and expenses associated with said proceedings. If P&G does not elect to undertake or defend any interference, reexamination, opposition or similar procedure, BIOLASE may elect to do so at BIOLASE’s expense.

6.1.5
P&G is the owner of other light based intellectual property. It is P&G’s intention to achieve broad patent rights with regard to the other light based intellectual property as well as the P&G PATENTS. BIOLASE acknowledges: (1) the existence of the other light based intellectual property owned by P&G; (2) the other light based intellectual property is excluded from this SECOND AGREEMENT; and (3) that it is unforeseeable whether the other light based intellectual property may read upon future BIOLASE PRODUCTS. Said other light based intellectual property is not and will not become subject to the SECOND AGREEMENT.

****
Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.	Licensed BIOLASE PATENTS Related to the P&G FIELD OF USE.
7.1
BIOLASE will provide to P&G a written update, at least ****, starting from the EFFECTIVE DATE of this SECOND AGREEMENT, of the BIOLASE PATENTS in Exhibits A and Exhibit C (if any consumer product categories in the P&G FIELDS OF USE remain after one (1) year from the FIRST EFFECTIVE DATE of the PREVIOUS AGREEMENT or if P&G accepts any BIOLASE RETAINED FIELD CATEGORIES offered by BIOLASE)

7.1.1
For all BIOLASE PATENTS in Exhibits A or C under the control of BIOLASE, P&G will have the ability to provide BIOLASE with comments relevant to the P&G FIELD OF USE and these comments will be considered in good faith by BIOLASE. P&G comments may include, but are not limited to, claim and specification amendments, submission of prior art, claim additions and deletions, and arguments responsive to official communications from a patent office related thereto.

7.1.2
For BIOLASE PATENTS in Exhibits A or C under the control of BIOLASE, copies of official written communications from a patent office will be provided to P&G as soon as reasonably possible, but in no event greater than **** after receipt by BIOLASE. Additionally, all papers prepared by BIOLASE for filing in a patent office will be provided to P&G within a reasonable period of time to allow for P&G comment and incorporation thereof by BIOLASE, as applicable. Each PARTY will be responsible for its own attorney’s fees and other costs incurred in reviewing filings and official communications, and making, reviewing, discussing, and incorporating comments. Copies of official written communications to a patent office will be provided to P&G as soon as reasonably possible, but in no event greater than **** after submission by BIOLASE

7.1.3
In the event that BIOLASE decides not to prosecute or maintain a BIOLASE PATENT in Exhibit A or Exhibit C in any particular country (including the United States), P&G may take control of that particular application or patent and elect to pay all costs and expenses associated with control, including prosecution and maintenance of the BIOLASE PATENTS. BIOLASE will provide P&G with at least **** advanced written notice of such decision not to prosecute or maintain a BIOLASE PATENT in Exhibits A or C as applicable. BIOLASE’s written notice will be done in a good faith manner which provides P&G with at least **** to continue with prosecution or maintenance of that BIOLASE PATENT. P&G may discontinue its prosecution or maintenance of a BIOLASE PATENT under this Section 7.1.3 at any time acting in its sole discretion.

****
Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.1.4
Interferences, oppositions, and similar proceedings. For BIOLASE PATENTS of Exhibit A that remain controlled by BIOLASE, BIOLASE will notify P&G of all written and oral communications to and from any patent office(s) concerning any reexamination, reissuance, interference, opposition or similar proceedings in the same manner outlined by Section 7.1.3 and P&G will have the right to comment on matters relevant to the PRIMARY P&G FIELD OF USE and BIOLASE will consider in good faith said P&G comment(s) in the same manner outlined by Section 7.1.1.

7.2	Cooperation. P&G and BIOLASE agree to fully cooperate regarding the execution of any documents necessary or desirable to prepare, prosecute, or maintain any patents under Section 7.
8.	INFRINGEMENT BY THIRD PARTIES
8.1
Notification. Both BIOLASE and P&G agree to notify each other in writing should either PARTY become aware of a possible infringement of the BIOLASE PATENTS and/or P&G PATENTS that relate to the P&G FIELDS OF USE or the BIOLASE FIELD OF USE, respectively.

8.2	Third Party Infringement in P&G FIELDS OF USE (excluding the P&G PRIMARY FIELD OF USE).
8.2.1
If P&G provides BIOLASE with evidence of infringement of one of the BIOLASE PATENTS listed in or to be listed in Exhibit C in the P&G FIELDS OF USE other than the P&G PRIMARY FIELD OF USE, and if P&G has initiated development, then P&G may by written notice request BIOLASE to take steps to terminate the infringement. If BIOLASE does not, within **** of receipt of such notice, take appropriate action against the alleged infringement, then:

8.2.1.1
Upon written notice to BIOLASE, P&G will have the right, but not the obligation, as exclusive licensee to institute such action in its own name as it deems appropriate to terminate said infringement through negotiation, litigation, and/or alternative dispute resolution at P&G’s expense. As exclusive licensee, P&G will have the power at its expense to institute, prosecute and settle, including by granting the infringing party a sublicense, suits for infringement of the BIOLASE PATENTS listed in or to be listed in Exhibit C under this Section 8.2.1.1 after said **** period, and if required by law, BIOLASE will join as a party plaintiff in such suits at P&G’s expense.

8.2.1.2	P&G will have the right to select and control counsel in any action initiated by P&G under Section 8.2.1.1.
8.2.2
Any recovery awarded or received in connection with any negotiation, settlement or suit under this Section 8.2. in excess of litigation costs will belong solely to P&G except as provided under Section 4.5.

****
Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.3.	Third Party Infringement in PRIMARY P&G FIELD OF USE.
8.3.1
As exclusive licensee in the PRIMARY P&G FIELD OF USE, P&G will have sole decision making authority regarding enforcement of the BIOLASE PATENTS listed or belonging in Exhibit A. P&G will have the right, but not the obligation, to file, prosecute and settle any such claims at its sole discretion. P&G will retain any proceeds paid by a third party as a result of the enforcement of the BIOLASE PATENTS within the PRIMARY P&G FIELD OF USE except as provided under Section 4.5. BIOLASE agrees to cooperate with P&G with the enforcement of any claim within the PRIMARY P&G FIELDS OF USE and agrees to join, at P&G’s expense, any such action as a party plaintiff to the extent required by law.

8.3.1.1
P&G agrees that it will use reasonable efforts to consult with BIOLASE prior to the initiation of any action by P&G under Section 8.3.1. For the avoidance of doubt, said consultation under this Section 8.3.1.1 will not impair P&G’s right to, in its sole discretion, institute an action in its own name under Section 8.3.1 to terminate an infringement in the PRIMARY P&G FIELD OF USE.

8.3.1.2	P&G will have the right to control and to select counsel in any action initiated by P&G under Section 8.3.1.
8.3.1.3
Any recovery awarded or received in connection with any negotiation, settlement, or suit under this Section 8.3.1 in excess of litigation costs will belong solely to P&G except as provided under Section 4.5.

8.4
Third Party Infringement in BIOLASE RETAINED FIELD. BIOLASE will have sole control and discretion regarding how to proceed in the event that a third party is infringing one of the BIOLASE PATENTS in the BIOLASE RETAINED FIELD and any recovery or settlement awarded or received in connection with such action will be solely retained by BIOLASE.

8.5
Third Party Infringement in the BIOLASE FIELD OF USE. P&G will have the right, but not the obligation, to institute any action as it deems appropriate to terminate the infringement or misappropriation of P&G PATENTS through negotiation, litigation and/or alternative dispute resolution means, at its sole discretion and at its sole cost.

8.6	Prosecution of Third Party Infringement in Other Party’s FIELD OF USE.
8.6.1
To the extent that P&G is permitted to exploit a specific Product application in the BIOLASE RETAINED FIELD pursuant to Section 2.4 and a third party is infringing one of the BIOLASE PATENTS in connection with such Product application, such infringement will be treated as if it had taken place in P&G FIELDS OF USE (excluding the PRIMARY P&G FIELD OF USE) in accordance with Section 8.2.

****
Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.7.	Declaratory Judgments.
8.7.1
If (1) a declaratory judgment action alleging invalidity, unenforceability and/or non-infringement of any of the BIOLASE PATENTS is brought against P&G; (2) a declaratory judgment action alleging invalidity, unenforceability and/or non-infringement of any of the BIOLASE PATENTS is brought against BIOLASE for a BIOLASE PATENT under which P&G is paying BIOLASE a royalty; (3) a declaratory judgment action alleging invalidity, unenforceability and/or non-infringement of any P&G PATENTS is brought against BIOLASE; or (4) a declaratory judgment action alleging invalidity, unenforceability and/or non-infringement of any P&G PATENTS is brought against P&G, P&G may elect, in its sole discretion, to have sole control of the action, including, but not limited to, selection and control of counsel and the defense and settlement of the action, and if P&G so elects it will bear all the costs of the action and will defend against such declaratory judgment action. P&G will keep BIOLASE reasonably informed of the progress of the legal action. P&G may not agree to invalidity, unenforceability, or non-infringement of a BIOLASE PATENT or any claim thereof without BIOLASE’S prior written consent, which may not be unreasonably withheld.

8.7.2
Except as set forth in Section 8.7.1, if a declaratory judgment action alleging invalidity, unenforceability or non-infringement of any of the BIOLASE PATENTS is brought against BIOLASE, BIOLASE will have sole control of the action, including, but not limited to, selection and control of counsel and the defense and settlement of the action.

8.7.3
Except as set forth in Section 8.7.1, if a declaratory judgment action alleging invalidity, unenforceability or non-infringement of any of the BIOLASE PATENTS is brought against both PARTIES, BIOLASE will have sole control of the action, including, but not limited to, selection and control of counsel and the defense and settlement of the action.

8.8
Cooperation. Each PARTY will fully cooperate with the other PARTY, at said other PARTY’S expense, in support of any action initiated by said other PARTY under Section 8, including using commercially reasonable efforts to have its employees testify when requested and to make available relevant records, papers, information, samples, specimens, and the like.

****
Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.9
P&G as non-exclusive licensee. If BIOLASE elects not to institute such action to terminate third party infringement under section 8.2 or 8.3, or fails to do so within such 6 months of receiving P&G’s notice of infringement under section 8.1, then P&G may bring suit against the third party infringer in P&G’s own name, and/or in BIOLASE’s own name if necessary; provided, that P&G provides written notice to BIOLASE that such infringement is causing or will cause substantial harm to P&G’s sale of P&G PRODUCT. P&G will indemnify BIOLASE against any liability resulting from such P&G enforcement against a third party infringer, provided however, that P&G will not indemnify BIOLASE against any liability directly resulting from the actions of BIOLASE’s counsel or BIOLASE’s employees or agents. BIOLASE will have the right to participate in any such suit brought by P&G at BIOLASE’s own expense and by counsel of BIOLASE’s own selection. Upon request by P&G, BIOLASE will provide reasonable cooperation in the prosecution of any such suit and will provide P&G with all available evidence supporting such infringement. P&G will reimburse BIOLASE for all BIOLASE’s reasonable expenses related to such cooperation; such expenses maybe direct out of pocket expenses and/or, internal expenses; internal expenses will be billed at BIOLASE’s internal rate. Any costs or damages recovered as a result of such enforcement action will be shared between the PARTIES 50:50, following deduction of P&G’s reasonable expenses and legal fees directly connected to the enforcement action.

9.	ALLEGED INFRINGEMENT BY THE PARTIES
9.1	Alleged Infringement by a PARTY.
9.1.1
If a PARTY, any of its AFFILIATES or sublicensees, distributors or other customers are approached by or sued by a third party concerning an allegation of patent infringement for the development, manufacture, use, distribution or sale of a P&G PRODUCT or a BIOLASE PRODUCT, the alleged infringing PARTY will promptly, within reason, notify the other PARTY upon its receiving written notice of such allegation. The alleged infringing PARTY will be entitled to solely control all aspects of the defense or mitigation of any such allegations, including but not limited to, selection and control of counsel, negotiation, litigation strategy development and execution, and settlement.

9.1.2
In the event P&G is a party to a legal action pursuant to Section 9.1.1, BIOLASE will fully cooperate with and supply all assistance reasonably requested by P&G, including by using commercially reasonable efforts to have its employees testify when requested and to make available relevant records, papers, information, samples, specimens, and the like. P&G will bear the reasonable expenses incurred by BIOLASE in providing assistance and cooperation as requested by P&G pursuant to this Section 9.1.2.

9.1.3
The alleged infringing PARTY will keep the other PARTY reasonably informed of the progress of the legal action, and the other PARTY will be entitled to be represented by counsel in connection with such legal action at its own expense.

****
Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.1.4	The alleged infringing PARTY will have the sole right to settle any claims under this Section 9.1.
9.1.5
In the event the alleged infringing PARTY settles any claim under Section 9.1.4., the alleged infringing PARTY agrees that it will not take any action that would (i) compromise any of the other PARTY’s assets, including but not limited to the BIOLASE PATENTS, BIOLASE IP, BIOLASE TECHNOLOGY, P&G PATENTS, P&G IP or (ii) obligate the other PARTY to a third party in any way. For the avoidance of doubt, nothing in this Section 9.1.5 will be interpreted to reduce, diminish, or extinguish any rights granted to P&G under this SECOND AGREEMENT.

10.	REPRESENTATIONS AND WARRANTIES
10.1	Of Both PARTIES. Each PARTY represents and warrants to the other PARTY that, as of the EFFECTIVE DATE of this SECOND AGREEMENT:
10.1.1
The execution, delivery and performance of this SECOND AGREEMENT and the consummation by the warranting PARTY of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the warranting PARTY, as appropriate.

10.1.2
This SECOND AGREEMENT has been duly executed and delivered by the warranting PARTY, and constitutes a valid and legally binding obligation of the warranting PARTY enforceable against such PARTY in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to the general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

10.1.3	The warranting PARTY has not and will not enter into any third party agreement, the terms and conditions of which, would be inconsistent or in derogation with any of the terms and conditions hereof.
10.1.4
The warranting PARTY is duly organized and validly existing under the laws of the jurisdiction of its organization, and has full power, authority and legal right to execute, deliver and perform this SECOND AGREEMENT, and has taken all necessary action to authorize the execution, delivery and performance of this SECOND AGREEMENT.

10.1.5
The warranting PARTY is not subject to any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that would or might interfere with its performance of any of its material obligations hereunder.

****
Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.2	Of BIOLASE. BIOLASE hereby covenants, represents, and warrants to P&G, that to BIOLASE’s knowledge:
10.2.1
There are no claims, liens, mortgages, licenses, commitments, obligations, or encumbrances of any kind concerning the BIOLASE IP that would affect the ability of BIOLASE to grant the rights and perform the obligations contemplated by this SECOND AGREEMENT.

10.2.2
Any granted, or allowed claims, of the BIOLASE PATENTS are valid and enforceable and there are no actions or prior art that would affect the validity or enforceability of any granted, or allowed claims, of the BIOLASE PATENTS, including, but not limited to, any reexamination requests, opposition proceedings, certificates of correction, or reissuance requests. BIOLASE’s knowledge applies to all agents and employees of BIOLASE, as well as, agents and attorneys preparing and prosecuting BIOLASE PATENTS (not including P&G agents and P&G attorneys).

10.2.3	BIOLASE owns all right, title, and interest in the BIOLASE IP.
10.2.4
BIOLASE has made a reasonable effort to populate Exhibits A and C, such that attached Exhibits A and C of this SECOND AGREEMENT contain a true and complete list of all of the BIOLASE PATENTS, including BIOLASE PATENTS that BIOLASE has a LICENSABLE INTEREST or transferable interest in. It is understood that, despite a reasonable effort to populate Exhibits A and C. Exhibits A or C may not be a true and complete list of all BIOLASE PATENTS. However, upon realization of any error, correction will be made within a reasonable period.

10.2.5
BIOLASE PATENTS and BIOLASE TECHNOLOGY related thereto, listed in attached Exhibits A and C are not subject to any contractual obligations in the P&G FIELDS OF USE, including existing or expectant licenses.

10.2.6	As of the EFFECTIVE DATE, BIOLASE does not, directly or indirectly, make, presently have made, use, import, export, sell, presently have sold, or offer for sale, anywhere in the world, ****.
10.3
BIOLASE hereby covenants, represents, and warrants to P&G, throughout the term of this SECOND AGREEMENT, BIOLASE will, as far as it is reasonably practicable to do so, cause its employees who are employed to do research, development, or other inventive work, to disclose to it inventions within the scope of this SECOND AGREEMENT and to assign to BIOLASE rights in such inventions such that P&G will receive, by virtue of this SECOND AGREEMENT, the license(s) agreed to be granted to it, it being understood that if due care and diligence are used, any inadvertent failure to comply with this Section 10.3 will not constitute a breach of this SECOND AGREEMENT.

****
Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.4.	EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NOTHING CONTAINED IN THIS AGREEMENT WILL BE CONSTRUED AS:
10.4.1	A WARRANTY OR REPRESENTATION BY EITHER PARTY AS TO THE VALIDITY, ENFORCEABILITY, OR SCOPE OF ANY PATENT;
10.4.2
A WARRANTY OR REPRESENTATION THAT ANY MANUFACTURE, SALE, OFFER FOR SALE, LEASE, IMPORT, USE OR OTHER DISPOSITION OF ANY PRODUCTS HEREUNDER WILL BE FREE FROM INFRINGEMENT OF PATENT, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES;

10.4.3
A WARRANTY OR REPRESENTATION BY EITHER PARTY WITH RESPECT TO THEIR ENFORCEMENT OF ANY PATENT INCLUDING THE PROSECUTION, DEFENSE OR CONDUCT OF ANY ACTION OR SUIT CONCERNING INFRINGEMENT OF ANY SUCH PATENT.

10.4.4
A WARRANTY OR REPRESENTATION THAT ANY FORMULATIONS, CLAIMS, DEVICES, INSTRUCTIONS, LABELING, ADVERTISING, AND/OR PACKAGING HAS THE APPROVAL OF THE UNITED STATES FOOD AND DRUG ADMINISTRATION OR APPROVAL BY ANY OTHER JURISDICTION.

10.5	Of P&G. P&G hereby covenants, represents, and warrants to BIOLASE, that to P&G’s knowledge:
10.5.1
There are no claims, liens, mortgages, licenses, commitments, obligations, or encumbrances of any kind concerning the P&G IP that would affect the ability of P&G to grant the rights and perform the obligations contemplated by this SECOND AGREEMENT.

10.6	No Other Representations and Warranties. Neither PARTY makes any representations or warranties other than as expressly set forth in this Section 10.
11.	TERM AND TERMINATION
11.1
TERM. Unless otherwise terminated as provided herein, the SECOND AGREEMENT will be effective up to and including the date of expiration of the last to expire BIOLASE PATENTS and/or P&G PATENTS in Exhibits A, C, and F.

11.2	Termination
11.2.1
Termination for an Uncured Material Breach. Failure by either PARTY to comply with any of the material obligations contained in this SECOND AGREEMENT (the “BREACHING PARTY”) will entitle the other PARTY (the “NON-BREACHING PARTY”) to give to the BREACHING PARTY notice, pursuant to Section 13.1, specifying the nature of the breach and requiring it to cure such breach. In the event the PARTIES are unable to resolve the matter, the PARTIES may enter an arbitration, pursuant to Section 13.2. In the event that the BREACHING PARTY is found, pursuant to Section 13.2, to have committed a MATERIAL BREACH and said MATERIAL BREACH becomes an UNCURED MATERIAL BREACH, the NON-BREACHING PARTY may terminate this SECOND AGREEMENT.

****
Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.2.2	Termination by Mutual Consent. This SECOND AGREEMENT may be terminated by mutual written consent of the PARTIES and rights hereunder divided as the PARTIES agree in writing.
11.2.3	Termination in Event of Change in Control of BIOLASE. Pursuant to Section 11.4 below, P&G may terminate this SECOND AGREEMENT in the event of a CHANGE IN CONTROL of BIOLASE.
11.2.4
Termination in Event of license of third party to BIOLASE IP. P&G will have the right to terminate this SECOND AGREEMENT or to revoke the license granted to BIOLASE under section 2.3, in the event that BIOLASE licenses BIOLASE IP in the P&G PRIMARY FIELD OF USE and/or the P&G RETAINED FIELD to a third party.

11.3	Certain Effects of Termination.
11.3.1	Termination by BIOLASE for P&G Uncured Material Breach. Effective upon a termination by BIOLASE in accordance with Section 11.2.1 above, the following will occur:
11.3.1.1
Except for Section 11.3.1.3, P&G’s licenses under the BIOLASE PATENTS and BIOLASE TECHNOLOGY will automatically be deemed to have terminated and all rights thereunder will automatically be deemed to have reverted to BIOLASE; and BIOLASE’s licenses under the P&G PATENTS and P&G IP will automatically be deemed to have terminated and all rights thereunder will automatically be deemed to have reverted to P&G.

11.3.1.2
P&G will destroy all copies of BIOLASE CONFIDENTIAL INFORMATION provided by BIOLASE to P&G hereunder. Notwithstanding the foregoing, and provided P&G fulfills its obligations specified in this SECOND AGREEMENT with respect to such materials, P&G’s counsel may continue to retain solely for archival purposes a single copy of BIOLASE’s CONFIDENTIAL INFORMATION and any other materials provided by BIOLASE; and BIOLASE will destroy all copies of P&G CONFIDENTIAL INFORMATION.

11.3.1.3
P&G will retain a non-exclusive, worldwide license to import, offer for sale, or sell any remaining P&G PRODUCTS that had been manufactured up to the date of termination of this SECOND AGREEMENT. This non-exclusive license will automatically terminate upon **** or within ****, whichever is sooner. P&G will owe BIOLASE a royalty under Section 4.3 for the sales of said P&G PRODUCTS under this Section 11.3.1.3.

****
Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.3.2
Termination by P&G for Uncured Material Breach by BIOLASE. If P&G terminates this SECOND AGREEMENT for a MATERIAL BREACH in accordance with Section 11.2.1 above, BIOLASE, at P&G’s request, will refund all prior payments received by BIOLASE from P&G, insofar as they specifically pertain to the UNCURED MATERIAL BREACH for the term including the **** preceding and up to the time of the UNCURED MATERIAL BREACH. Said refund will include, but is not limited to FIRST or SECOND PRODUCT SHIPMENT PAYMENT(S), PREVIOUSLY PAID QUARTERLY PAYMENTS, P&G QUARTERLY PAYMENTS, ROYALTY PAYMENTS, and any PAYMENT made under the LETTER. If P&G elects to receive a refund of prior payments and the PARTIES are unable to agree on the amount to be refunded with respect to an UNCURED MATERIAL BREACH, either PARTY will submit such dispute to be settled by arbitration in accordance with Section 13. However, if BIOLASE commits an UNCURED MATERIAL BREACH, P&G may alternatively elect to retain its exclusive license(s) without the obligation to pay FIRST or SECOND PRODUCT SHIPMENT PAYMENT(S), P&G QUARTERLY PAYMENTS, ROYALTY PAYMENTS, or any other monies whatsoever, however, if P&G retains its exclusive license(s), it will not be entitled to a refund of monies previously paid. Additionally, where BIOLASE commits an UNCURED MATERIAL BREACH, P&G may revoke the license given to BIOLASE under Section 2.3, thereby terminating this SECOND AGREEMENT.

11.4
Change in Control of BIOLASE. BIOLASE will promptly notify P&G of any CHANGE IN CONTROL as the term is defined in 11.4.2, of BIOLASE or a BIOLASE AFFILIATE that is primarily responsible for undertaking the obligations under this SECOND AGREEMENT. If the CHANGE IN CONTROL event involves a direct competitor to P&G in the P&G PRIMARY FIELD OF USE, P&G will no longer have any obligation to share or to disclose information to BIOLASE regarding the development of products; P&G’s ability to convert to a non-exclusive license pursuant to 2.2 will no longer be subject to any time limitation on when such conversion can occur and BIOLASE will also take all actions necessary to prevent disclosure of P&G CONFIDENTIAL INFORMATION to the party involved in the CHANGE IN CONTROL event, excepting information provided to BIOLASE pursuant to Section 4.4. Further upon a CHANGE IN CONTROL event involving a direct competitor to P&G in the P&G PRIMARY FIELD OF USE, P&G may elect to terminate, modify or continue under this SECOND AGREEMENT as defined in this Section 11.4.

****
Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.4.1	If the CHANGE IN CONTROL event involves a direct competitor to P&G in the P&G PRIMARY FIELD OF USE, P&G may elect, without consequence, as provided below:
(i)
P&G may elect to terminate any research, development or manufacturing activity that BIOLASE may have been conducting for P&G under this SECOND AGREEMENT or a separate agreement relating to P&G IP or BIOLASE TECHNOLOGY.

(ii)
P&G may elect to continue under this SECOND AGREEMENT, including any research, development or manufacturing activity that BIOLASE may have been conducting for P&G under this SECOND AGREEMENT or a separate agreement related to this SECOND AGREEMENT, in which case P&G may request in writing that BIOLASE or the parent of the entity acquiring control of BIOLASE agree to commit in writing, within sixty (60) days after receipt of such request, to continue to perform the specified BIOLASE activity, to otherwise agree to be bound by the provisions of this SECOND AGREEMENT, and to agree to commit in writing to duly and timely pay, perform and discharge all of the obligations of BIOLASE under this SECOND AGREEMENT.

(iii)
P&G may elect to terminate this SECOND AGREEMENT and a determination pursuant to Exhibit E will be made of the PURCHASE PRICE of the BIOLASE PATENTS licensed to P&G in the PRIMARY P&G FIELD OF USE under this SECOND AGREEMENT, which patents are listed on Exhibit A, and within fifteen (15) days following such PURCHASE PRICE determination P&G will make the further election, in writing, either to (a) purchase BIOLASE PATENTS, or (b) rescind its election to purchase BIOLASE PATENTS. If P&G elects to purchase the BIOLASE PATENTS, the SECOND AGREEMENT will terminate except for certain surviving obligations. P&G will be obligated to grant back limited rights to BIOLASE under the acquired BIOLASE PATENTS if such patents cover products outside the P&G FIELD OF USE.

11.4.2
Change in Control. For purposes of this SECOND AGREEMENT, a “CHANGE IN CONTROL” of BIOLASE will be deemed to have occurred in the event of (i) a merger, combination, reorganization or consolidation of BIOLASE with or into another corporation with respect to which less than a majority of the outstanding voting power of the surviving or consolidated corporation is held by shareholders of BIOLASE immediately prior to such event, (ii) the sale of all or substantially all of the properties and assets of BIOLASE and its subsidiaries, or (iii) the accumulation or acquisition by any individual, firm, corporation, or entity (other than any profit sharing or other employee benefit plan of BIOLASE or any Affiliate, or any employee or group of employees or former officers an/or directors of BIOLASE or its Affiliates) of beneficial ownership, directly or indirectly, of securities of BIOLASE representing more than fifty percent (50%) of the combined voting power of BIOLASE’s then outstanding voting securities.

****
Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.5
Right of First Negotiation. If BIOLASE elects to seek a buyer for any BIOLASE PATENT set out in Exhibit A licensed hereunder to P&G, P&G will have **** right of first negotiation with respect to a potential purchase by P&G of such BIOLASE PATENT. In the event the PARTIES do not enter into a binding agreement with respect to such purchase within the **** or in the event BIOLASE receives a binding unsolicited offer, BIOLASE will have sole discretion to pursue offers and sale to other parties. It is understood that BIOLASE may license, or may have licensed, other parties in fields outside of fields licensed to P&G under this SECOND AGREEMENT, and that BIOLASE PATENTS may be so encumbered when first offered to P&G under this Section 11.5.

11.6
Termination Not Sole Remedy. Termination is not the sole remedy under this SECOND AGREEMENT and, whether or not termination is affected, all other remedies will remain available except as agreed to otherwise herein.

11.7
Survival of Certain Obligations. Section 12 will survive any termination, in whole or in part, of this SECOND AGREEMENT. The termination of this SECOND AGREEMENT will not relieve either PARTY of any liability it may have to the other PARTY arising out of or relating to acts or omissions occurring prior to termination.

11.8	The signing date “SIGNING DATE” of this SECOND AGREEMENT will be on the day of execution of the last to sign this SECOND AGREEMENT.
12.	CONFIDENTIALITY
12.1
During the term of this SECOND AGREEMENT, both PARTIES may be exposed to certain information of the other PARTY, not generally known to the public and related to this SECOND AGREEMENT, which has been identified by the disclosing PARTY (the “DISCLOSING PARTY”) at the time of disclosure as being confidential by means of an appropriate marking, or, if disclosed orally or visually, will be confirmed in writing as confidential within **** of the oral or visual disclosure (collectively the “CONFIDENTIAL INFORMATION”). The PARTY receiving the CONFIDENTIAL INFORMATION (the “RECEIVING PARTY”) will keep the DISCLOSING PARTY’s CONFIDENTIAL INFORMATION in confidence for a period of **** from disclosure, using measures no less protective than the RECEIVING PARTY takes to protect its own CONFIDENTIAL INFORMATION of like nature, which in no event will be less than a reasonable standard of care.

****
Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.2
Exceptions. The obligations in Section 12.1 will not preclude the RECEIVING PARTY from using or disclosing the same or similar information which may be the same as the DISCLOSING PARTY’s CONFIDENTIAL INFORMATION to the extent that such same or similar information (i) was or later becomes, through no act or omission on the part of the RECEIVING PARTY, generally available to or available to the public; (ii) was rightfully in the possession of the RECEIVING PARTY at the time of disclosure by the DISCLOSING PARTY, as established by relevant documentary evidence, without restriction as to use or disclosure; (iii) is hereafter acquired by the RECEIVING PARTY from a third party who, in providing such information, does not breach an obligation or confidence of the DISCLOSING PARTY and provides such information without restriction as to use or disclosure; or (vi) is independently conceived, created, or developed by the RECEIVING PARTY without use of or access to the DISCLOSING PARTY’s CONFIDENTIAL INFORMATION, as established by relevant documentary evidence. The provisions of Section 12 will not restrict a PARTY from disclosing the other PARTY’s CONFIDENTIAL INFORMATION to the extent required by any law or regulation; provided that the PARTY required to make such a disclosure uses reasonable efforts to give the other PARTY reasonable advance notice of such required disclosure in order to enable the other PARTY to prevent or limit such disclosure.

12.3
Trade Secrets. If the DISCLOSING PARTY provides to the RECEIVING PARTY CONFIDENTIAL INFORMATION which includes a trade secret, the CONFIDENTIAL INFORMATION limited to the trade secret shall be kept confidential by the RECEIVING PARTY perpetually unless the trade secret falls under one of the exceptions of section 12.2.

12.3.1
Any CONFIDENTIAL INFORMATION provided by the DISCLOSING PARTY to the RECEIVING PARTY which is a trade secret shall be marked conspicuously as such. Additionally, the RECEIVING PARTY will be put on notice by the DISCLOSING PARTY prior to the disclosure of a trade secret.

13.	DISPUTE RESOLUTION
13.1
Notice and Negotiation. In the event of any dispute or disagreement arising out of this SECOND AGREEMENT, the PARTIES will attempt to resolve the matter by submitting it for resolution to the President or Chief Executive Officer of BIOLASE and the appropriate Vice President or General Manager of Research and Development of P&G. If these representatives are unable to resolve such dispute to the satisfaction of both BIOLASE and P&G within **** after the date on which the dispute was submitted to such representative(s), the dispute will be subject to the process described in Section 13.2 below.

****
Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.2
Arbitration. P&G and BIOLASE will attempt to settle any claim, controversy or deadlock through consultation and negotiation in good faith and a spirit of mutual cooperation pursuant to Section 13.1 above. If such attempt fails, the PARTIES agree to submit to binding arbitration that will be governed by the rules and procedures of the American Arbitration Association, with the requirement that the decision being issued by a written decision and opinion signed by an independent three-person panel. Such arbitration will take place in the State of New York. Judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof. In the event the arbitration involves a claimed material breach of the SECOND AGREEMENT, the alleged breach will become a MATERIAL BREACH upon a decision by the arbitration panel that a material breach has occurred. A breaching PARTY will have **** to cure a MATERIAL BREACH as outlined in the written decision and opinion of the three-person panel of this Section 13.2. If the MATERIAL BREACH is not cured within ****, it will become an UNCURED MATERIAL BREACH. If the binding arbitration involves a patent issue, at least a majority of the arbiters, in addition to other certifications and/or qualifications, will be licensed patent attorneys.

13.2.1	Any payment required under the terms of Sections 13.2 will be made in USD to the bank designated by the PARTY to be paid hereunder.
14.	INDEMNIFICATION
14.1
By P&G. From and after the EFFECTIVE DATE of this SECOND AGREEMENT, P&G will indemnify, defend and hold harmless BIOLASE and its AFFILIATES and their respective directors, officers, shareholders, partners, attorneys, accountants, and employees and any agents of the foregoing and any heirs, executors, successors and assigns of any of the foregoing (the “BIOLASE INDEMNIFIED PARTIES”) from, against and in respect of any damages, losses, charges, obligations, liabilities, actions, interest, penalties and reasonable costs and expenses (including, without limitation, reasonable attorneys’ and experts’ fees and expenses incurred to enforce successfully the terms of this SECOND AGREEMENT, “BIOLASE LOSSES AND EXPENSES”)) imposed on, sustained, incurred or suffered by any of the BIOLASE INDEMNIFIED PARTIES relating to, arising from or otherwise in respect of (i) any breach of, or inaccuracy in a representation or warranty of P&G hereunder, or (ii) a breach of a covenant or other agreement by P&G hereunder, or (iii) any action brought by a third party against a BIOLASE INDEMNIFIED PARTY arising from or related to P&G’s manufacturing, sale, marketing, distribution, or other exploitation of a product covered by the BIOLASE PATENTS and/or the BIOLASE TECHNOLOGY; provided, however, that P&G will have no obligation to indemnify BIOLASE for any BIOLASE LOSSES AND EXPENSES for which indemnification is sought if (i) such BIOLASE LOSSES AND EXPENSES were also caused by, relate to or involve a breach of, or inaccuracy in, any covenant, obligation, representation or warranty of BIOLASE provided to P&G in this SECOND AGREEMENT or (ii) such BIOLASE LOSSES AND EXPENSES result from or arise out of a material action or omission of BIOLASE.

****
Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.2
By BIOLASE. From and after the EFFECTIVE DATE of this SECOND AGREEMENT, BIOLASE will indemnify, defend and hold harmless P&G and its AFFILIATES and licensees and their respective directors, officers, shareholders, partners, attorneys, accountants, and employees and any agents of the foregoing and any heirs, executors, successors and assigns of any of the foregoing (the “P&G INDEMNIFIED PARTIES”) from, against and in respect of any damages, losses, charges, obligations, liabilities, actions, interest, penalties and reasonable costs and expenses (including, without limitation, reasonable attorneys’ and experts’ fees and expenses incurred to enforce successfully the terms of this SECOND AGREEMENT, “P&G LOSSES AND EXPENSES”)) imposed on, sustained, incurred or suffered by any of the P&G INDEMNIFIED PARTIES relating to, arising from or otherwise in respect of (i) any breach of, or inaccuracy in, a representation or warranty of BIOLASE hereunder, or (ii) a breach of a covenant or other agreement of BIOLASE hereunder, or (iii) any action brought by a third party against a P&G INDEMNIFIED PARTY arising from or related to BIOLASE’s manufacturing, sale, marketing, distribution, or other exploitation of a product covered by the BIOLASE PATENTS, BIOLASE TECHNOLOGY, and/or P&G IP; provided, however, that BIOLASE will have no obligation to indemnify P&G for any P&G LOSSES AND EXPENSES for which indemnification is sought if (i) such P&G LOSSES AND EXPENSES were also caused by, relate to or involve a breach of, or inaccuracy in, any covenant, obligation, representation or warranty of P&G provided to BIOLASE in this SECOND AGREEMENT or (ii) such P&G LOSSES AND EXPENSES result from or arise out of a material action or omission of P&G.

14.3
Third Party Claims. The “INDEMNIFIED PARTIES” will mean the BIOLASE INDEMNIFIED PARTIES and the P&G INDEMNIFIED PARTIES. If a claim by a third party is made against an INDEMNIFIED PARTY hereunder, and if such INDEMNIFIED PARTY intends to seek indemnity with respect thereto under this Section 14, such INDEMNIFIED PARTY will promptly notify BIOLASE, in the case of a P&G INDEMNIFIED PARTY, or P&G, in the case of a BIOLASE INDEMNIFIED PARTY (such PARTY to be notified, the “INDEMNIFYING PARTY”) in writing of such claims setting forth such claims in reasonable detail, provided that failure of such INDEMNIFIED PARTY to give prompt notice as provided herein will not relieve the INDEMNIFYING PARTY of any of its obligations hereunder, except to the extent that the INDEMNIFYING PARTY is materially prejudiced by such failure. The INDEMNIFYING PARTY will have **** after receipt of such notice to undertake, through counsel of its own choosing, subject to the reasonable approval of such INDEMNIFIED PARTY, and at the INDEMNIFYING PARTY’S expense, the settlement or defense thereof, and the INDEMNIFIED PARTY will cooperate with it in connection therewith; provided, however, that the INDEMNIFIED PARTY may participate in such settlement or defense through counsel chosen by such INDEMNIFIED PARTY, provided that the fees and expenses of such counsel will be borne by such INDEMNIFIED PARTY. If the INDEMNIFYING PARTY will assume the defense of a claim, it will not settle such claim without the prior written consent of the INDEMNIFIED PARTY, (a) unless such settlement includes as an unconditional term thereof the giving by the claimant of a release of the INDEMNIFIED

****
Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

PARTY from all liability with respect to such claim or (b) if such settlement involves the imposition of equitable remedies or the imposition of any material obligations on such INDEMNIFIED PARTY other than financial obligations for which such INDEMNIFIED PARTY will be indemnified hereunder. If the INDEMNIFYING PARTY will assume the defense of a claim, the fees of any separate counsel retained by the INDEMNIFIED PARTY will be borne by such INDEMNIFIED PARTY unless there exists a conflict between them as to their respective legal defenses (other than one that is of a monetary nature), in which case the INDEMNIFIED PARTY will be entitled to retain separate counsel, the reasonable fees and expenses of which will be reimbursed by the INDEMNIFYING PARTY. If the INDEMNIFYING PARTY does not notify the INDEMNIFIED PARTY within **** after the receipt of the INDEMNIFIED PARTY’s notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the INDEMNIFIED PARTY will have the right to contest, settle or compromise the claim but will not thereby waive any right to indemnity therefore pursuant to this SECOND AGREEMENT. The indemnification provisions set forth in this Section 14 are the sole and exclusive means of recovery of money damages with respect to the matters covered herein, except for fraud.

14.4
Limitation on Losses and Expenses. Notwithstanding anything to the contrary contained herein, no INDEMNIFYING PARTY hereunder will be liable (including liability for negligence or other tortious act or omission) for (a) any loss of profit, loss of contract or loss of goodwill incurred by any INDEMNIFIED PARTY; or (b) any punitive, indirect or consequential damages incurred by any INDEMNIFIED PARTY pursuant to this SECOND AGREEMENT (it being understood that any damages described in this Section 14.4 owed by any INDEMNIFIED PARTY to any third party will be considered direct damages, not subject to this Section 14.4).

15.	MISCELLANEOUS
15.1
Certain Injunctive Relief. Due to the important confidentiality concerns of the PARTIES, and for other reasons, the PARTIES will be irreparably damaged in the event that the provisions of Sections 4.6.1.1; 4.6.1.2; and 12 are not specifically enforced. In the event of a breach or threatened breach of the terms, covenants and/or conditions of either such Section 12 by any of the PARTIES hereto, the other party will, in addition to any other remedies it may have, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions of such Section 12.

****
Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.2
Noncompete. Subject to Section 15.2.1 and 15.2.2 of this Non-Compete Section 15.2, BIOLASE by itself or through third parties will not directly or indirectly enter into the research, development, prototyping, testing, manufacture, supply, marketing, distribution, sale, promotion, or commercialization of any compounds, materials, or products in the P&G FIELDS OF USE, including the PRIMARY P&G FIELD OF USE, and the P&G RETAINED FIELD except as provided herein via the BIOLASE FIELD OF USE by: (i) developing, prototyping, conducting research on, manufacturing, supplying, marketing, selling or distributing any such products or products competing with such products to any third party other than P&G; (ii) licensing any intellectual property to any third party other than P&G for use in connection with the research, development, prototyping, testing, manufacture, supply, marketing, distribution, sale, promotion, or commercialization any such compounds, materials, or products; (iii) consulting with, supplying compounds, materials, or products to, cooperating with or providing services to, any third party other than P&G with respect to the research, development, prototyping, testing, manufacture, supply, marketing, distribution, sale, promotion, or commercialization of any such compounds, materials, or products; or (iv) investing in any third party other than P&G, that engages in the research, development, prototyping, testing, manufacture, supply, marketing, distribution, sale, promotion, or commercialization of such products, (collectively, the “RESTRICTED BUSINESS”); provided, however, that this restriction will not apply to BIOLASE directly acquiring a non-controlling ownership interest of less than fifty percent (50%) of the equity of a public or private company that engages in a RESTRICTED BUSINESS if BIOLASE acquires such equity stake in such company primarily in exchange for obtaining rights (either via an outright assignment or a license) or access to technology owned by such company and that is unrelated to the RESTRICTED BUSINESS and such company’s market cap does not exceed **** ($****). In addition, BIOLASE may acquire a less than **** equity stake in any publicly traded or private company that derives less than **** of its revenues from the RESTRICTED BUSINESS.

15.2.1
The time periods of this Non-Compete Section will apply to and be effective for/during the time period that P&G has license rights and/or BIOLASE has license rights, or options thereto (excluding the categories which revert back to BIOLASE) notwithstanding the time limitations provided in section 15.2.2. The terms of Sections 15.2 and 15.2.1 will not apply to (i) categories which have reverted back to BIOLASE from the P&G FIELDS OF USE, (ii) the DENTAL TRAY Field in the event that P&G does not exercise its option, and (iii) the BIOLASE RETAINED FIELD.

15.2.2
The time periods of section 15.2.1 will not extend beyond three years from the EFFECTIVE DATE of this SECOND AGREEMENT for the P&G FIELDS OF USE and will not extend beyond five years from the EFFECTIVE DATE of this SECOND AGREEMENT for the PRIMARY P&G FIELD OF USE and the P&G RETAINED FIELD.

****
Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.3
Assignment. This SECOND AGREEMENT and the rights and obligations thereunder, may not be assigned, whether by operation of law or otherwise, or otherwise transferred by either PARTY to a third party, except as authorized in writing by the other PARTY or as expressly set forth in Section 10 with respect to a BIOLASE CHANGE IN CONTROL, except that either PARTY may assign the rights and obligations under the SECOND AGREEMENT, in whole or in part, to an AFFILIATE existing as of the EFFECTIVE DATE, or P&G may assign its rights and obligations under this SECOND AGREEMENT to a third party in the event P&G divests, transfers, or sells to that third party a portion or its entire business associated with one or more P&G PRODUCTS. Any attempted assignment or delegation except as permitted herein will be null and void. Any assignee of this SECOND AGREEMENT under this Section 15.3 will covenant to the PARTIES in writing that such assignee agrees to be bound by all the terms and conditions of this SECOND AGREEMENT applicable to the assignor.

15.4
Governing Law; Venue. This SECOND AGREEMENT and the PARTIES’ respective rights and obligations hereunder will be governed by and construed in accordance with the laws of the State of New York, without giving effect to that body of laws pertaining to conflict of laws, whether common law or statutory.

15.5
Severability. If one or more of the sections, provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such section, provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining sections, provisions, paragraphs, words, clauses, phrases or sentences hereof will not be in any way impaired, it being intended that all rights, powers and privileges of the PARTIES hereto will be enforceable to the fullest extent permitted by law.

15.6
Amendments and Waivers. This SECOND AGREEMENT may be amended only by a written instrument executed by both PARTIES. Any amendment effected in accordance with the immediately preceding sentence will be binding on all of the PARTIES to this SECOND AGREEMENT. No failure or delay by any PARTY in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

15.7
Entire Agreement. This SECOND AGREEMENT, together with any exhibits, appendixes and attachments hereto, constitutes the complete and exclusive agreement between the PARTIES regarding the subject matter hereof, and supersedes all previous written or verbal agreements relating on this subject matter between the PARTIES, and all previous writings are merged and superseded by this SECOND AGREEMENT, including the LETTER, and including the Bilateral CDA executed on June 22nd, 2006 by the PARTIES, the Confidential Disclosure Agreement executed on May 5, 2005 by the PARTIES, and the Amendment to the Confidential Disclosure Agreement executed on June 5, 2006 by the PARTIES. This SECOND AGREEMENT may be modified only by a written document signed by all the PARTIES hereto.

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Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.8
Bankruptcy. In the event BIOLASE seeks or is involuntarily placed under the protection of the bankruptcy laws, Title XI U.S. Code, and the trustee in bankruptcy rejects this SECOND AGREEMENT, P&G hereby elects, pursuant to Section 365(n), to retain all rights granted to it under this SECOND AGREEMENT to the extent permitted by law. In the event P&G seeks or is involuntarily placed under the protection of the bankruptcy laws, Title XI U.S. Code, and the trustee in bankruptcy rejects this SECOND AGREEMENT, BIOLASE hereby elects, pursuant to Section 365(n), to retain all rights granted to it under this SECOND AGREEMENT to the extent permitted by law.

15.9
Counterparts. This SECOND AGREEMENT may be executed in one or more counterparts, and by different PARTIES on separate counterparts, each of which will be deemed an original and all of which together will constitute one and the same original.

15.10
Notices. Any and all notices required or permitted to be given to a PARTY pursuant to the provisions of this SECOND AGREEMENT will be in writing and will be effective and deemed to provide such PARTY sufficient notice under this SECOND AGREEMENT on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other PARTY at its facsimile number specified herein (or hereafter modified by subsequent notice to the PARTIES hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; or (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested. All notices for delivery outside the United States will be sent by facsimile or by express courier. Notices by facsimile will be machine verified as received. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the PARTY to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other PARTY may designate by one of the indicated means of notice herein to the other PARTIES hereto as follows:

if to P&G:
The Procter & Gamble Company
Two Procter & Gamble Plaza
Cincinnati, Ohio 45202
Attention: Jeffrey D. Weedman
Vice President, External Business Development

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Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

With copies to:
Kim Zerby
Associate General Counsel
Global Health Care
Tel : 513-983-4555
Fax : 513-622-3300
Email : zerby.kw@pg.com
if to BIOLASE:
BIOLASE TECHNOLOGY, Inc.
4 Cromwell, Irvine CA 92618
Attention: Richard Harrison
Chief Financial Officer
With copies to:
Charles K. Ruck, Esq.
Latham & Watkins, LLP
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626-1925
Tel: (714) 540-1235
Fax: (714) 755-8290
Email: charles.ruck@lw.com
15.11
Press Releases and Public Disclosure. Any press releases, public announcements or similar publicity with respect to this SECOND AGREEMENT or the transactions contemplated hereby (including, without limitation, standard question and answer responses, scripts for press briefings, and other disclosure) must be approved by both PARTIES in advance with respect to both timing and content of the disclosure, provided that nothing herein will prevent either PARTY or their respective AFFILIATES, upon reasonable notice to the other PARTY, from making public disclosures that are necessary to comply with the requirements of law or any listing agreement with any national securities exchange.

15.12
Force Majeure. Should either PARTY be prevented from performing its obligations under this SECOND AGREEMENT by an event of force majeure, such as an earthquake, typhoon, flood, fire, act of war, act of the public enemy, act of terrorism, act of God or any other unforeseen event the happening and consequences of which are unpreventable and unavoidable, the prevented Party will notify the other PARTY by the most expedient means available (fax, telex or express mail being acceptable in any event) without any delay, and within fifteen (15) days thereafter provide detailed information of the events and, if applicable and available, a valid document for evidence issued by the relevant public notary organization explaining the reason for its inability to perform or delay in the performance of all or part of this SECOND AGREEMENT. The PARTIES will discuss in good faith, taking into account the effects of the force majeure and other unforeseen events on the performance of the obligations under this SECOND AGREEMENT, whether to (a) exempt the prevented Party from performing part or all of its obligations under this SECOND AGREEMENT or (b) delay the performance of the affected obligations under this SECOND AGREEMENT. In the absence of any such agreement, no PARTY will be excused from its performance hereunder once the event of force majeure has subsided.

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Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.13
Further Assurances. Except as otherwise specifically agreed to herein, the PARTIES agree to execute such further documentation and perform such further actions, including the recordation of such documentation with appropriate authorities, as may be reasonably requested by the other PARTY hereto to evidence, effectuate and further the purposes and intents set forth in this SECOND AGREEMENT.

15.14
No Third Party Beneficiaries. Except for the rights of the INDEMNIFIED PARTIES pursuant to Section 14, nothing in this SECOND AGREEMENT, express or implied, is intended to confer upon any Person, other than the PARTIES hereto or their respective successors and permitted assigns, any rights, remedies, benefits, obligations or liabilities of any nature whatsoever under or by reason of this SECOND AGREEMENT.

16.
PREVIOUS AGREEMENT. The PARTIES mutually agree to TERMINATE the PREVIOUS AGREEMENT with the execution of this SECOND AGREEMENT, noting that the confidentiality provisions of the PREVIOUS AGREEMENT survive the termination of the PREVIOUS AGREEMENT.

IN WITNESS WHEREOF, the PARTIES hereto caused this AGREEMENT to be duly executed as of the date first written above.
BIOLASE TECHNOLOGY, INC.

By:	/s/ David M. Mulder

	Name:	David M. Mulder
	Title:	Chief Executive Officer

THE PROCTER & GAMBLE COMPANY

By:	/s/ Jeffrey D. Weedman

	Name:	Jeffrey D. Weedman
	Title:	Vice President, External Business Development

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Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.